SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

Cohen & Steers Select Preferred and Income Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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COHEN & STEERS SELECT PREFERRED AND INCOME FUND, INC.

(the “Fund”)

280 Park Avenue, New York, New York 10017

(212) 832-3232

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 28, 2011

To the Stockholders of the Fund:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of the Fund will be held at the offices of the Fund, 280 Park Avenue, 20th Floor, New York, New York 10017, on April 28, 2011 at 10:00 a.m. New York City time, for the following purposes, all of which are more fully described in the accompanying Proxy Statement dated March 16, 2011:

1. To elect nine Directors of the Fund, to hold office for a term of one, two or three years, as the case may be, and until their successors are duly elected and qualified; and

2. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Directors have fixed the close of business on February 23, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. The enclosed proxy is being solicited on behalf of the Directors.

By order of the Boards of Directors,

Francis C. Poli

Secretary

New York, New York

March 16, 2011

YOUR VOTE IS IMPORTANT

We invite you to utilize the convenience of Internet voting at the site indicated on the enclosed Proxy Card. While at that site you will be able to enroll in our electronic delivery program which will insure that you receive future mailings relating to annual meetings as quickly as possible and will help the Fund save costs. Or you may indicate your voting instructions on the enclosed Proxy Card, sign and date it, and return it in the envelope provided, which needs no postage if mailed in the United States. In order to save the Fund any additional expense of further solicitation, please vote your proxy promptly.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to

Be Held on April 28, 2011.

This notice, proxy statement and proxy card for the Fund is available at www.proxyvote.com

PROXY STATEMENT

COHEN & STEERS SELECT PREFERRED AND INCOME FUND, INC. (“PSF”)

280 Park Avenue

New York, New York 10017

(212) 832-3232

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 28, 2011

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Cohen & Steers Select Preferred and Income Fund, Inc., a Maryland corporation (the “Fund”), to be voted at the Annual Meeting of Stockholders of the Fund, to be held at the offices of the Fund, 280 Park Avenue, 20th Floor, New York, New York 10017, on April 28, 2011 at 10:00 a.m. New York City time, and at any adjournments or postponements thereof (the “Meeting”). In order to attend the Meeting in person, shareholders must bring valid photo identification. The solicitation will be by mail and the cost (including printing and mailing this Proxy Statement, Notice of Meeting and Proxy Card, as well as any necessary supplementary solicitation) will be borne by the Fund pursuant to the terms of its investment management agreement. In addition to soliciting proxies by mail, the Fund’s officers or representatives of the Fund’s investment manager may solicit proxies by telephone. The Notice of Meeting, Proxy Statement and Proxy Card are being mailed to stockholders on or about March 16, 2011.

In accordance with the Fund’s by-laws, the presence in person or by proxy of the holders of record of a majority of the shares of the Fund issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the Fund at the Meeting. If, however, a quorum shall not be present or represented at the Meeting or if fewer shares are present in person or by proxy than is the minimum required to take action with respect to any proposal presented at the Meeting, the holders of a majority of the shares of the Fund present in person or by proxy shall have the power to adjourn the Meeting from time to time, without notice other than announcement at the Meeting, until the requisite number of shares entitled to vote at the Meeting shall be present. At any adjourned Meeting, if the relevant quorum is subsequently constituted, any business may be transacted which might have been transacted at the Meeting as originally called. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker “non-votes” (that is, proxies from brokers or nominees indicating that they have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. For this reason, abstentions and broker non-votes will have no effect on obtaining the requisite approval of the proposals.

The Board of Directors have fixed the close of business on February 23, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. The outstanding voting shares of the Fund as of February 23, 2011 are 11,987,230.000.

Each share is entitled to one vote and each fractional share is entitled to a proportional fractional share vote. All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or as otherwise provided therein. Accordingly, unless instructions to the contrary are marked, proxies will be voted for the election of the Directors. Any stockholder may revoke his or her proxy at any time prior to exercise thereof by giving written notice to the Secretary of the Fund at its offices at 280 Park Avenue, New York, New York 10017, or by signing another proxy of a later date or by personally casting his or her vote at the Meeting.

The most recent annual report of the Fund, including financial statements, has been previously mailed to the Fund’s stockholders. If you have not received your report or would like to receive an additional copy free of charge, please contact Francis C. Poli, Secretary of the Fund, at 280 Park Avenue, New York, New York 10017, (800) 330-7348, and it will be sent promptly by first-class mail.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Meeting, nine Directors are nominated to be elected to serve for a term of one, two or three years, as the case may be, and until their successors are duly elected and qualified. The nominees for Director are George Grossman, Robert H. Steers and C. Edward Ward, Jr., for terms to expire in 2012; Martin Cohen, Richard J. Norman and Frank K. Ross, for terms to expire in 2013 and Bonnie Cohen, Richard E. Kroon and Willard H. Smith Jr, for terms to expire in 2014. It is the intention of the persons named in the enclosed proxy to nominate and vote in favor of the nominees. At the Meeting, the holders of the Fund’s common stock will have equal voting rights (i.e., one vote per share), and will vote as a single class on the election of Ms. Cohen and Messrs. Cohen, Grossman, Kroon, Norman, Ross, Smith, Steers and Ward. Each nominee currently serves as Director of each of the eighteen funds within the Cohen & Steers Fund Complex.

Because the Directors are being elected to serve staggered terms, the term of office of only a single class of Directors will expire each year. As a result of this system, only those Directors in any one class may be changed in any one year, and it would require two years or more to change a majority of the Board of Directors. This system of electing Directors, which may be regarded as an “anti-takeover” provision, may have the effect of maintaining the continuity of management and, thus, make it more difficult for the Fund’s stockholders to change the majority of Directors.

The nominees have consented to serve as Directors. The Board knows of no reason why a nominee would be unable to serve, but in the event of such unavailability, the proxies received will be voted for such substitute nominee as the Board may recommend.

Directors of the Fund, together with information as to their positions with the Fund, principal occupations and other board memberships and affiliations for at least the past five years, are shown below.

Name, Address* and Age		Position Held with Fund	Principal Occupation(s) During At Least The Past Five Years (Including Other Directorships Held)	Length of Time Served**	Term of Office†	Number of Funds Within Fund Complex Overseen by Director (Including the Fund)
Independent Directors††

Bonnie Cohen***	Age: 68	Director	Consultant. Board Member, United States Department of Defense Business Board since 2010; Board Member, Global Heritage Fund since 2002; Advisory Board member, Posse Foundation since 2004; Trustee, H. Rubenstein Foundation since 1996; Trustee, District of Columbia Public Libraries since 2004; Board member Woods Hole Research Center since 2011; Board member Teluride Mountain Film Festival since 2010; Board member, Washington National Opera since 2007; Former Director, Reis, Inc. (real estate analytics firm) from 2003 to 2009; Former member of the Investment Committee, The Moriah Fund from 2002 to 2008; Former Board member, Foundation for Arts and Preservations in Embassies from 2001 to 2009; Former Under Secretary of State for Management, United States Department of State, 1996-2000.	Since 2001	2014	18

Name, Address* and Age		Position Held with Fund	Principal Occupation(s) During At Least The Past Five Years (Including Other Directorships Held)	Length of Time Served**	Term of Office†	Number of Funds Within Fund Complex Overseen by Director (Including the Fund)
George Grossman	Age: 57	Director	Attorney-at-Law.	Since 1993	2012	18

Richard E. Kroon	Age: 68	Director	Member of Investment Committee, Monmouth University since 2004; Former Director; Retired Chairman and Managing Partner of Sprout Group venture capital funds, then an affiliate of Donaldson, Lufkin and Jenrette Securities Corporation from 1981 to 2001. Former chairman of the National Venture Capital Association for the year 2000.	Since 2004	2014	18

Richard J. Norman	Age: 67	Director	Private Investor. Member, District of Columbia Department of Corrections Chaplains Corps from 2008 to February 2010; Member, Montgomery County, Maryland Department of Corrections Chaplains Corp since February 2010; Special Representative, Salvation Army World Service Organization (SAWSO) since 2010; Advisory Board Member, The Salvation Army since 1985; Financial Education Fund Chair, The Foundation Board of Maryland Public Television since 2009; Former President, Executive Committee, Chair of Investment Committee, The Foundation Board of Maryland Public Television from 1997 to 2008. Prior thereto, Investment Representative of Morgan Stanley Dean Witter from 1966 to 2000.	Since 2001	2013	18

Frank K. Ross	Age: 67	Director	Visiting Professor of Accounting, Howard University School of Business since 2004; Board member and Audit Committee Chair and Human Resources and Compensation Committee Member, Pepco Holdings, Inc. (electric utility) since 2004. Former Board Member of NCRIC, Inc. from 2004 to 2005. Formerly, Midatlantic Area Managing Partner for Assurance Services at KPMG LLP and Managing Partner of its Washington, DC offices from 1977 to 2003.	Since 2004	2013	18

Willard H. Smith Jr.	Age: 74	Director	Board member, Essex Property Trust, Inc. since 1996; Former Board member, Realty Income Corporation from 1996 to 2009; Former Board member, Highwoods Property Trust from 1996 to 2005; Former Board member, Crest Net Lease, Inc. from 1999 to 2009 Formerly, Managing Director at Merrill Lynch & Co., Equity Capital Markets Division, from 1983 to 1995.	Since 1996	2014	18

Name, Address* and Age		Position Held with Fund	Principal Occupation(s) During At Least The Past Five Years (Including Other Directorships Held)	Length of Time Served**	Term of Office†	Number of Funds Within Fund Complex Overseen by Director (Including the Fund)
C. Edward Ward, Jr.	Age: 64	Director	Member of The Board of Trustees of Manhattan College, Riverdale, New York since 2004. Formerly Director of closed-end fund management for the New York Stock Exchange, where he worked from 1979 to 2004.	Since 2004	2012	18

Interested Directors†††

Martin Cohen***	Age: 62	Director, Co-Chairman	Co-Chairman and Co-Chief Executive Officer of the Advisor and its parent, CNS. Prior thereto, President of the Advisor.	Since 1991	2013	18

Robert H. Steers	Age: 57	Director, Co-Chairman	Co-Chairman and Co-Chief Executive Officer of the Advisor and CNS. Prior thereto, Chairman of the Advisor.	Since 1991	2012	18

*	The address of each Director is 280 Park Avenue, New York, NY 10017.
**	The length of time served represents the year in which the Director was first elected or appointed to any fund in the Cohen & Steers Fund Complex.
***	Martin Cohen and Bonnie Cohen are unrelated.
†	If elected at the Meeting.
††	“Independent Directors” are not “interested persons,” as defined in the Investment Company Act of 1940, as amended (the “Act”), of the Fund.
†††	“Interested person,” as defined in the Act, of the Fund (“Interested Director”) because of the affiliation with Cohen & Steers Capital Management, Inc., the Fund’s investment manager (the “Advisor”), and its parent company, Cohen & Steers Inc. (“CNS”).

Each nominee has served as a Director to the other Cohen & Steers funds for at least five years. Additional information about each Director follows (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes or skills that each Director possesses which the Board believes has prepared them to be effective Directors.

•

Bonnie Cohen - In addition to her tenure as a Director of various Cohen & Steers funds, Ms. Cohen served as the Fund’s lead Independent Director for one year. She has also served in high ranking positions within the federal government for the past 15 years. In addition, Ms. Cohen has served on the boards of several not-for-profit companies and charitable foundations and founded her own consulting firm. She also served on the board of a firm that analyzes the trends of commercial real estate.

•

George Grossman - In addition to his tenure as a Director of various Cohen & Steers funds, Mr. Grossman has practiced commercial and residential real estate law, real estate development, zoning and complex financing for over 30 years, managing his own law firm. Mr. Grossman also serves as the Chairman of the Cohen & Steers funds’ boards’ Contracts Review Committee (since 2004), coordinating the information presented to the boards in connection with the renewal of the funds’ management contracts as well as interacting with the independent third party service provider.

•

Richard E. Kroon - In addition to his tenure as a Director of various Cohen & Steers funds, Mr. Kroon has served as the complex’s lead Independent Director since 2006, acting as liaison between the Cohen & Steers funds’ boards and the Independent Directors. Mr. Kroon has over 30 years of investment and management experience. In addition, he has served on the boards of several public and private companies, and charitable foundations.

•

Richard J. Norman - In addition to his tenure as a Director of various Cohen & Steers funds, Mr. Norman has served as the Chairman of the Cohen & Steers funds’ boards’ Governance Committee since 2004, acting as liaison between the boards and the Investment Company Institute. Mr. Norman has over 34 years of investment experience. He served as the Investment Chair of Maryland Public Television for over 10 years, administering various investment opportunities. He serves on various boards of several charitable foundations, including the Salvation Army, where he coordinates and oversees numerous fundraising efforts.

•

Frank K. Ross - In addition to his tenure as a Director of various Cohen & Steers funds, Mr. Ross has served as the Chairman of the Cohen & Steers funds’ boards’ audit committee since 2004, acting as liaison between the boards and the funds’ independent registered public accountants. Mr. Ross has over 35 years of public accounting and auditing experience. In addition, he is a visiting professor, teaching accounting, auditing and ethics courses at a private university, and serves as the audit committee chairman and a member of the Human Resources and Compensation Committees of a public utility company. He was on the Board of NCRIC, Inc. from 2004 to 2006, at which point the company was sold. While on NCRIC’s Board, he served on the audit and governance committees.

•

Willard H. Smith Jr. - In addition to his tenure as a Director of various Cohen & Steers funds, Mr. Smith has over 45 years of business experience. He currently serves as a board member of a publicly traded real estate investment trust.

•

C. Edward Ward Jr. - In addition to his tenure as a Director of various Cohen & Steers funds, Mr. Ward has over 31 years of industry experience with closed-end investment companies, previously serving as Director of Closed-End Fund Management at the New York Stock Exchange. He also earned a master of business administration degree from Harvard University and currently serves as a trustee of a private university.

The Board believes that the significance of each Director’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Director may not have the same value for another) and that these factors are best evaluated at the Board level, with no single Director, or particular factor, being indicative of Board effectiveness. However, the Board believes that Directors need to have the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with Fund management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; the Board believes that their members satisfy this standard. Experience relevant to having this ability may be achieved through a Director’s educational background; business, professional training or practice (e.g., accountancy or law), public service or academic positions; experience from service as a board member (including the Board of the Fund) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations; and/or other life experiences. The charter for the Board’s Nominating Committee contains certain other specific requirements and factors considered by the Committee in identifying and selecting Director candidates (please see below).

To assist them in evaluating matters under federal and state law, the Directors are counseled by their own independent legal counsel, who participates in Board meetings and interacts with the Advisor, and also may benefit from information provided by the Fund’s and the Advisor’s counsel; both Board and Fund counsel have significant experience advising funds and fund board members. The Board and its committees have the ability to engage other experts as appropriate. The Board evaluates its performance on an annual basis.

Board Composition and Leadership Structure. The Act requires that at least 40% of the Fund’s Directors be Independent Directors and as such are not affiliated with the Advisor. To rely on certain exemptive rules under the Act, a majority of the Fund’s Directors must be Independent Directors, and for certain important matters, such as the approval of investment advisory agreements or transactions with affiliates, the Act or the rules thereunder require the approval of a majority of the Independent Directors. Currently, over 75% of the Fund’s Directors are Independent Directors. The Chairmen of the Boards are interested persons of the Fund, and the Independent Directors have designated a lead Independent Director who chairs meetings or executive sessions of the Independent Directors, reviews and comments on Board meeting agendas, represents the views of the Independent Directors to management and facilitates communication among the Independent Directors and their counsel. The Board has determined that its leadership structure, in which the Independent Directors have designated a lead Independent Director to function as described above is appropriate in light of the services that the Advisor and its affiliates provide to the Fund and potential conflicts of interest that could arise from these relationships.

During the Fund’s fiscal year ended December 31, 2010, the Board of Directors met three times. Each Director attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees for which he or she was a member. The Fund does not have policies with regard to the Directors’ attendance at annual meetings. The Fund maintains four standing Board Committees: the Audit Committee, the Nominating Committee, the Contract Review Committee and the Governance Committee. The Directors serving on each Committee are Independent Directors, and otherwise satisfy the applicable standards for independence of a committee member of an investment company issuer under the federal securities laws and under applicable listing standards of the New York Stock Exchange. The members of the Audit Committee are Ms. Cohen and Messrs. Ross, Kroon and Grossman. The members of the Nominating and Contract Review Committees are Ms. Cohen and Messrs. Kroon, Grossman, Norman, Ross, Smith and Ward. The members of the Governance Committee are Messrs. Norman, Ward and Smith.

The Audit Committee of the Fund met one time during the fiscal year ended December 31, 2010 and operates pursuant to a written charter adopted by the Board. A current copy of the Audit Committee charter is available on the Advisor’s website at cohenandsteers.com/downloads/audit-committee-charter_07.pdf. The general purposes of the Audit Committee are to oversee the Fund’s accounting and financial reporting policies and processes and audits of the Fund’s financial statements; the integrity of the Fund’s financial statements; the Fund’s compliance with legal and regulatory requirements that relate to the Fund’s accounting and financial reporting processes and financial statement audits; and the qualifications, independence and performance of the independent registered public accounting firm(s) engaged by the Fund and the performance of the Fund’s independent audit function, if any.

The Nominating Committee of the Fund, which did not meet during the fiscal year ended December 31, 2010, operates pursuant to a written charter adopted by the Board. A current copy of the Nominating Committee charter is available on the Advisor’s website at cohenandsteers.com/downloads/nominating_committee_charter_January_2007.pdf. The main functions of the Nominating Committee are to (i) identify individuals qualified to become Directors in the event that a position is vacated or created, (ii) select the Director nominees for the next annual meeting of stockholders and (iii) set any necessary standards or qualifications for service on the Board. The Nominating Committee requires that Director candidates have a college degree or equivalent business experience. The Committee may take into account a wide variety of factors in considering Director candidates, including (but not limited to): (i) availability and commitment of a candidate to attend meetings and perform his or her responsibilities on the Board, (ii) an assessment of the candidate’s ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with Fund management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties, (iii) educational background, (iv) business, professional training or practice (e.g., accountancy or law), public service or academic positions, (v) an assessment of the candidate’s character and integrity; (vi) experience from service as a board member (including the Board of the Fund) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations, (vii) whether or not the candidate has any relationships that might impair his or her independence, such as any business, financial or family relationships with Cohen & Steers, Fund service providers or their affiliates and (viii) overall interplay of a candidate’s experience, skill and knowledge with that of other Committee members. In addition, although the Committee does not have a formal policy with regard to consideration of diversity in identifying Director candidates, the Committee may consider whether a potential candidate’s qualities and attributes, including gender, race or national origin, would provide beneficial diversity of skills, experience or perspective to the Board’s membership and collective attributes. Such considerations will vary based on the Board’s existing membership and other factors, such as the strength of a potential nominee’s overall qualifications relative to diversity considerations. The Committee may, but is not required to, retain a third party search firm at the Fund’s expense to identify potential candidates. The Nominating Committee will consider Director candidates recommended by stockholders, provided that any such stockholder recommendation is submitted in writing to the Fund, to the attention of the Secretary, at the address of the principal executive offices of the Fund and further provided that such recommendation includes all other information specified in the charter and complies with the procedures set forth in Appendix A thereto.

The Contract Review Committee of the Fund did not meet during the fiscal year ended December 31, 2010, and the Contract Review Committee operates pursuant to a written charter adopted by the Board. The main functions of the Contract Review Committee are to make recommendations to the Board of Directors after reviewing advisory and other contracts that the Fund has with the Advisor and to select third parties to provide evaluative reports and other information to the Board regarding the services provided by the Advisor.

The Governance Committee of the Fund did not meet during the fiscal year ended December 31, 2010 and operates pursuant to a written charter adopted by the Board. The main function of the Governance Committee is to assist the Board in the oversight of appropriate and effective governance of the Fund. The Governance Committee oversees, among other things, the structure and composition of the Board Committees, the size of the Board and the compensation of Independent Directors for service on the Board and any Board Committee and the process for securing insurance coverage for the Board.

Board’s Oversight Role in Management. The Board’s role in management of the Fund is oversight. As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund, primarily the Advisor and its affiliates, have responsibility for the day-to-day management of the Fund, which includes responsibility for risk management (including management of investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk). As part of its oversight, the Board, acting at its scheduled meetings, or the lead Independent Director, acting between Board meetings, regularly interacts with and receives reports from senior personnel of service providers, including the Fund’s and the Advisor’s Chief Compliance Officer and portfolio management personnel. The Board’s Audit Committee meets during its scheduled meetings, and between meetings the Audit Committee chair maintains contact, with the Fund’s independent registered public accounting firm and the Fund’s Treasurer and Chief Financial Officer. The Board also receives periodic presentations from senior personnel of the Advisor or its affiliates regarding risk management generally, as well as periodic presentations regarding specific operational, compliance or investment areas such as business continuity, anti-money laundering, personal trading, valuation, credit, investment research and securities lending. The Board also receives reports from counsel to the Fund and the Advisor and the Board’s own independent legal counsel regarding regulatory compliance and governance matters. The Board’s oversight role does not make the Board a guarantor of the Fund’s investments or activities.

Audit Committee Report

The Audit Committee of the Fund has met with PricewaterhouseCoopers LLP, the Fund’s independent registered public accounting firm, to discuss the scope of the audit engagement, review the Fund’s financial statements, and discuss the statements and audit results with management. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, received the written disclosures and the letter from PricewaterhouseCoopers LLP required by PCAOB Rule 3526 and discussed with PricewaterhouseCoopers LLP the independent registered public accounting firm’s independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Fund be included in the Fund’s annual report to stockholders for the last fiscal year for filing with the Securities and Exchange Commission (“SEC”).

February 23, 2011

Submitted by the Audit Committee of the Fund’s Board of Directors

Bonnie Cohen

George Grossman

Richard E. Kroon

Frank K. Ross, Chairman

*            *             *

As of January 31, 2011, the Directors and officers of the Fund as a group owned 1,300 shares of the Fund, which is less than 1% of the outstanding securities of the Fund. To the knowledge of the Fund no person owned of record or owned beneficially more than 5% of the Fund’s common stock outstanding as of that date, except that Cede & Co., a nominee for participants in the Depository Trust Company, held of record:

Fund	Shares of Common stock	Percentage of Fund’s outstanding common stock
PSF	11,978,230	99.97%

As of January 31, 2011, none of the Independent Directors nor any of their immediate family members owned any securities in the Advisor or any person directly or indirectly controlling, controlled by or under common control with the Advisor.

The following table provides information concerning the dollar range of the Fund’s equity securities owned by each Director and the aggregate dollar range of securities owned in the Cohen & Steers Fund Complex by each Director as of January 31, 2011.

A–	None

B–	$1 – $10,000

C–	$10,001 – $50,000

D–	$50,001 – $100,000

E–	Over $100,000

	PSF	Aggregate Dollar Range of Equity Securities in the Cohen & Steers Fund Complex
Robert H. Steers*	A	E
Martin Cohen*	A	E
Bonnie Cohen	C	E
George Grossman	A	E
Richard E. Kroon	A	E
Richard J. Norman	A	E
Frank K. Ross	A	E
Willard H. Smith Jr.	A	E
C. Edward Ward, Jr.	A	D

*	Interested Directors.

Compensation of Directors and Officers. The Independent Directors are paid by the Cohen & Steers Fund Complex an annual base retainer of $95,000, paid quarterly and a $10,000 per meeting fee per quarter ($40,000 annually), and such fees are allocated over the Fund Complex based on average net assets of each fund. Directors also are reimbursed for their out-of-pocket expenses in connection with attendance at Board meetings. Prior to January 1, 2011, the Audit Committee Chairman was paid $15,000 per year in the aggregate for his service as

Chairman of the Audit Committees of the Cohen & Steers Fund Complex, and the Contract Review and Governance Committee Chairmen were paid $10,000 per year in the aggregate for their work in connection with the Cohen & Steers Fund Complex. Beginning January 1, 2011, the Audit Committee Chairman is paid $25,000 per year in the aggregate for his service as Chairman of the Audit Committees of the Cohen & Steers Fund Complex, and the Contract Review and Governance Committee Chairmen are paid $20,000 per year in the aggregate for their work in connection with the Cohen & Steers Fund Complex. The lead Independent Director is paid $50,000 per year in the aggregate for his service as lead Independent Director of the Cohen & Steers Fund Complex. Directors also may be paid additional compensation for services related to the Board or its committees, as approved by the Board.

The following table sets forth the estimated fees and out-of-pocket expenses paid by the Fund to Directors for the calendar year ending December 31, 2011.

Fund	Total fees and expenses estimated for the year ended December 31, 2011
PSF	$14,035

The following table sets forth information regarding compensation of Directors by the Fund for the current fiscal year ending December 31, 2011 and by the Cohen & Steers Fund Complex for the calendar year ended December 31, 2010. Officers of the Fund, other than the Chief Compliance Officer who receives less than $60,000 from the Fund, and Interested Directors do not receive any compensation from the Fund or any fund in the Cohen & Steers Fund Complex. In the column headed “Total Compensation to Directors by Fund Complex,” the compensation paid to each Director represents the eighteen funds that each Director served in the Cohen & Steers Fund Complex during 2010. The Directors do not receive any pension or retirement benefits from the Cohen & Steers Fund Complex.

Compensation Table

	PSF**	Total Compensation Paid to Directors by Fund Complex***
Bonnie Cohen, Director	$1,793	$135,000
Martin Cohen*, Director and Co-Chairman	$0	$0
George Grossman, Director and Contract Review Committee Chairman	$2,051	$145,000
Richard E. Kroon, Director and Lead Independent Director	$2,438	$251,000
Richard J. Norman, Director and Governance Committee Chairman	$2,051	$145,000
Frank K. Ross, Director and Audit Committee Chairman	$2,116	$212,813
Willard H. Smith Jr., Director	$1,793	$135,000
Robert H. Steers*, Director and Co-Chairman	$0	$0
C. Edward Ward, Jr., Director	$1,793	$135,000

*	Interested Director.
**	Estimated for the current fiscal year.
***	Actual for fiscal year ended December 31, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 30(h) of the Act, as applied to the Fund, require certain of the Fund’s officers, Directors, the Advisor, affiliates of the Advisor, and persons who beneficially own more than 10% of a class of the Fund’s outstanding securities to file reports of ownership of the Fund’s securities and changes in such ownership with the SEC. Those persons are required by SEC regulations to furnish the Fund with copies of all filings. To the Fund’s knowledge, all of its officers and Directors, the Advisor and its affiliates and certain holders of more than 10% of its common stock complied with all filing requirements under Section 16(a) of the Exchange Act and Section 30(h) of the Act during the fiscal year ended December 31, 2010.

The Board of Directors, including the Independent Directors, unanimously recommends that the stockholders of the Fund vote FOR the election of each nominee to serve as a Director of the Fund.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the fiscal year ended December 31, 2010, the Fund’s Audit Committee selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the accounts of the Fund. Their selection was ratified and approved by the vote, cast in person, of a majority of the Directors of the Fund, including a majority of the Independent Directors who are “independent” as defined in the New York Stock Exchange listing standards. On March 15, 2011, the Fund’s Audit Committee and Board met to select, approve and ratify the Fund’s independent registered public accounting firm (“auditor”) for the fiscal year ending December 31, 2011. The Fund’s Audit Committee and Board approved PricewaterhouseCoopers LLP to serve as the Fund’s auditor for its current fiscal year. A representative of the Fund’s auditor is expected to be available for the Meeting and to have the opportunity to make a statement and respond to appropriate questions from the Fund’s stockholders. The Audit Committee meets at least twice a year with representatives of the Fund’s auditor to discuss the scope of their engagement and to review the financial statements of the Fund and the results of their examination thereof.

Fees Paid to PriceWaterhouseCoopers LLP

Aggregate fees billed to the Fund for the fiscal period ended December 31, 2010 for professional services rendered by PricewaterhouseCoopers LLP were as follows:

Audit Fees	$45,000
Audit-Related Fees	0
Tax Fees	6,250
All Other Fees	0

Tax fees were billed in connection with the preparation of tax returns, calculation and designation of dividends and other miscellaneous tax services.

Aggregate fees billed by PricewaterhouseCoopers LLP for the fiscal period ended December 31, 2010 for non-audit services provided to the Advisor and any entity controlling, controlled by, or under common control with the Advisor that provides ongoing services to the Fund (collectively, with the Advisor, “Service Affiliates”), where the engagement relates directly to the operations and financial reporting of the Fund and which were pre-approved by the Audit Committee, were as follows:

Audit-Related Fees	$0
Tax Fees	$0
All Other Fees	$0

The Audit Committee is required to pre-approve audit and non-audit services performed for the Fund by its auditor. The Audit Committee also is required to pre-approve non-audit services performed by the Fund’s auditor for any Service Affiliate if the engagement for services relates directly to the operations and financial reporting of the Fund.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibility to pre-approve services to be performed by the Fund’s auditor to the Advisor.

None of the services described above were approved by the Audit Committee pursuant to paragraphs (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

The aggregate fees billed by PricewaterhouseCoopers LLP for non-audit services rendered to the Fund and for non-audit services rendered to Service Affiliates for the fiscal period ended December 31, 2010 were as follows:

Fund	Advisor
$6,250	$20,000

The Audit Committee considered whether the provision of non-audit services that were rendered to Service Affiliates that were not required to be pre-approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X was compatible with maintaining the independence of PricewaterhouseCoopers LLP.

CERTAIN INFORMATION REGARDING THE INVESTMENT MANAGER

The Fund has retained Cohen & Steers Capital Management, Inc., a New York corporation with offices at 280 Park Avenue, New York, New York 10017, to serve as its investment manager and administrator under an investment management agreement and an administration agreement, both dated September 15, 2010. Martin Cohen and Robert H. Steers are “controlling persons” of the Advisor on the basis of their ownership of more than 25% of the stock of the Advisor’s parent company, CNS. Their address is 280 Park Avenue, New York, New York 10017.

State Street Bank and Trust Company, with offices at 225 Franklin Street, Boston, Massachusetts 02110, serves as co-administrator for the Fund.

OFFICERS OF THE FUND

The principal officers of the Fund and their principal occupations during at least the past five years, as reported by them to the Fund, are set forth below. The address of the Fund’s officers is 280 Park Avenue, New York, New York 10017.

Robert H. Steers, Co-Chairman of the Board (see Proposal One, “Election of Directors,” at page 5 for biographical information).

Martin Cohen, Co-Chairman (see Proposal One, “Election of Directors,” at page 5 for biographical information).

Adam M. Derechin, President and Chief Executive Officer, age 46, joined the Advisor in 1993. He has been the Chief Operating Officer of the Advisor since 2003 and prior to that was a Senior Vice President.

Joseph M. Harvey, Vice President, age 47, joined the Advisor in 1992. He has been President and Chief Investment Officer of the Advisor since 2003, and prior to that was a Senior Vice President.

Francis C. Poli, Secretary, age 48, joined the Advisor in 2007 as Executive Vice President, Secretary and General Counsel. Prior thereto, he was General Counsel of Allianz Global Investors of America LP.

James Giallanza, Treasurer and Chief Financial Officer, age 44, joined the Advisor in 2006 as Senior Vice President. Prior thereto, he was Deputy Head of the US Funds Administration and Treasurer and CFO of various mutual funds within the Legg Mason (formerly Citigroup Asset Management) fund complex from August 2004 to September 2006 and was Director/Controller of the US wholesale business at UBS Global Asset Management (U.S.) from September 2001 to July 2004.

Tina M. Payne, Assistant Secretary, age 36, joined the Advisor in 2007. She currently is a Senior Vice President and Associate General Counsel of the Advisor since 2010. Prior thereto, she was a Vice President and Associate General Counsel of the Advisor. Prior thereto, Vice President and Counsel at PFPC Inc. (financial services company) from 2003 to 2007.

Lester Lay, Assistant Treasurer, age 48, joined the Advisor in 2005 as a Vice President. Prior thereto, Vice President of Morgan Stanley Investment Advisors, Inc.

Neil Bloom, Assistant Treasurer, age 40, joined the Advisor in 2008. Prior thereto, Senior Tax Manager at KPMG, LLC (accounting firm) since 2004.

Lisa Phelan, Chief Compliance Officer, age 42, joined the Advisor in 2004 as a Vice President and has been a Senior Vice President since 2008. Prior to joining the Advisor she was Chief Compliance Officer of Avatar Associates and Overture Asset Managers from 2003 to 2004. Prior to that, she served as First Vice President, Risk Management, for Prudential Securities, Inc.

Yigal D. Jhirad, Vice President, age 46, joined the Advisor in 2007 as a Senior Vice President. Prior thereto, he served as Executive Director at Morgan Stanley heading the portfolio and derivatives strategies effort.

William F. Scapell, Vice President, age 44, joined the Advisor in 2003 as a Senior Vice President. Prior to joining the Advisor, he was the chief strategist for preferred securities at Merrill Lynch & Co.

SUBMISSION OF PROPOSALS FOR THE NEXT

ANNUAL MEETING OF STOCKHOLDERS

All proposals by stockholders of the Fund which are intended to be presented at the Fund’s next Annual Meeting of Stockholders, to be held in 2012, must be received by the Fund (addressed to the Fund, 280 Park Avenue, New York, New York 10017) for inclusion in that Fund’s proxy statement and proxy relating to that meeting no later than November 16, 2011. Under the Funds’ current by-laws, any stockholder who desires to bring a proposal for consideration at the Fund’s 2011 Annual Meeting of Stockholders without including such proposal in the Fund’s proxy statement must deliver written notice thereof to the Secretary or Assistant Secretary of the Fund (addressed to the Fund, 280 Park Avenue, New York, New York 10017) during the 30-day period from October 17, 2011 to November 16, 2011. All stockholder proposals must include the information required by the Fund’s by-laws.

STOCKHOLDER COMMUNICATIONS

Stockholders may send written communications to the Fund’s Board to the attention of the Board of Directors, c/o Cohen & Steers Select Preferred and Income Fund, 280 Park Avenue, New York, New York 10017. Stockholder communications must be signed by the stockholder and identify the number of shares held by the stockholder. Each properly submitted stockholder communication shall be provided to the Board at its next regularly scheduled meeting or, if such communication requires more immediate attention, it will be forwarded to the Directors promptly after receipt.

Voting Results

The Fund will advise its stockholders of the voting results of the matters voted upon at the Meeting in its next Semi-Annual Report to Stockholders.

Notice to Banks, Broker/Dealers and Voting Trustees and their Nominees

Please advise the Fund whether other persons are the beneficial owners of Fund shares for which proxies are being solicited from you, and, if so, the number of copies of the Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of Fund shares.

OTHER MATTERS

Management does not know of any matters to be presented at the Meeting other than those mentioned in this Proxy Statement. If any of the persons listed above is unavailable for election as a Director, an event not now anticipated, or if any other matters properly come before the Meeting, the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies.

Please note that only one annual or semi-annual report or proxy statement may be delivered to two or more shareholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual or semi-annual report or proxy statement, or for instructions as to who to request a separate copy of such documents or how to request a single copy if multiple copies of such documents are received, shareholders should contact the Fund at the address and phone number set forth above. Pursuant to a request, a separate copy will be delivered promptly.

Legal Proceedings

The boards of directors of three Cohen & Steers leveraged closed-end funds (not including the Fund) each received a letter from a law firm on behalf of purported holders of the fund’s shares of common stock demanding that the boards of directors take action against the Advisor and the funds’ directors and officers to recover, for the benefit of the funds, alleged damages related to such parties’ alleged breaches of fiduciary duties related to the redemption of the funds’ auction preferred stock at their liquidation preference. In response to the demand letters, the funds’ boards of directors established a committee of independent directors to investigate the claims, and the committee retained independent counsel to assist it in conducting its investigation (the “Special Committee”).

Subsequently, two of the funds that received demand letters (not the Fund) were named as nominal defendants in putative shareholder derivative actions captioned Gammon v. Cohen & Steers Capital Management, Inc., et al. and Klein v. Cohen & Steers Capital Management, Inc., et al. filed in the Supreme Court of the State of New York, County of New York on August 26, 2010 and September 8, 2010, respectively (together, the “Complaints”). The Complaints, filed purportedly on behalf, and for the benefit, of the respective funds, name as defendants the Advisor, CNS, and the funds’ current officers, including the two Interested Directors (collectively, the “Defendants”), and name the respective funds as nominal defendants. The Complaints contain the same basic allegations contained in the demand letters and seek a declaration that the Advisor and fund officers have breached their fiduciary duties, indeterminate monetary damages in favor of the funds and an award of plaintiffs’ costs and disbursements in pursuing the action. In derivative actions, Maryland law requires a report to shareholders when indemnification or expenses advances are provided to Directors. The respective Funds are hereby reporting that the Interested Directors, along with the other Defendants, are receiving expense advances with respect to the Complaints and may receive indemnification. The Defendants believe that the Complaints are without merit, and intend to defend vigorously against these charges. The Advisor believes that the Complaints will not have a material adverse effect on its ability to perform its obligations under its investment advisory agreement with any of the leveraged closed-end funds and other funds that it advises, including the Fund.

On November 1, 2010, after an extensive investigation conducted with the assistance of independent counsel, the Special Committee determined that the funds should not pursue claims based on the allegations in the demand letters and rejected the demands made in the letters.

VOTES REQUIRED

The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote with respect to each proposal at the Meeting is required to constitute a quorum at the Meeting. The election of Ms. Cohen and Messrs. Cohen, Grossman, Kroon, Norman, Ross, Smith, Steers and Ward will require a vote of the holders of a plurality of the Fund’s common stock present at the Meeting.

If the accompanying form of proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the proxy. However, if no instructions are specified, shares will be voted for the election of the Directors and for any other proposals.

By order of the Boards of Directors,

FRANCIS C. POLI

Secretary

March 16, 2011

New York, New York

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement is available at www.proxyvote.com.

[COHEN & STEERS SELECT PREFERRED AND INCOME FUND, INC.]

280 PARK AVENUE

NEW YORK, NEW YORK 10017

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Revoking such prior appointments, the undersigned appoints Joseph Carucci and Lester J. Lay (or, if only one shall act, then that one) proxies with the power of substitution to vote all the stock of [Cohen & Steers Fund] (the “Fund”) registered in the name of the undersigned at the Annual Meeting of Stockholders to be held at the offices of Cohen & Steers Capital Management, Inc., 280 Park Avenue, 20th Floor, New York, New York 10017 on April 28, 2011 at 10:00 a.m., and at any adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Fund. Joint owners should sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

(Continued on the reverse)

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.

2) Go to website www.proxyvote.com

3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.

2) Call 1-800-690-6903

3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.

2) Check the appropriate boxes on the proxy card below.

3) Sign and date the proxy card.

4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	Please Mark Here for Address Change or Comments SEE REVERSE SIDE

Vote On Directors	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
1. Election of Directors.
Nominees:

1.1 Bonnie Cohen 1.2 Martin Cohen 1.3 George Grossman 1.4 Richard E. Kroon 1.5 Richard J. Norman 1.6 Frank K. Ross 1.7 Willard H. Smith Jr. 1.8 Robert H. Steers 1.9 C. Edward Ward Jr.	☐	☐	☐

2. To transact such other business as may properly come before the meeting.

The Shares of stock represented by this Proxy will be voted in accordance with the specifications made above. If no specifications are made, such shares will be voted FOR the election of all the nominees for Director.

(Instructions: To withhold authority for an individual nominee, write that nominee’s name in the line provided below.)

*Exceptions:

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

    Note: Please be sure to sign and date this proxy.

Signature	Signature	Date

☐ FOLD AND DETACH HERE ☐